UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  October 6, 2014 (September 30, 2014)

Commission file number 1-06155

SPRINGLEAF FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)

(812) 424-8031

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                         Entry into a Material Definitive Agreement.

2014-A NOTES

On October 3, 2014, SpringCastle America Funding, LLC (“SC America Funding”), SpringCastle Credit Funding, LLC (“SC Credit Funding”), and SpringCastle Finance Funding, LLC (“SC Finance Funding”) (each, a “Co-Issuer” and collectively, the “Co-Issuers”) issued the following classes of asset-backed notes in a private placement transaction:  $1,601,280,000 initial principal amount of Class A notes with a coupon of 2.7% and a stated maturity date in May 2023 (the “Class A Notes”); $427,000,000 initial principal amount of Class B notes with a coupon of 4.61% and a stated maturity date in October 2027 (the “Class B Notes”); $331,200,000 initial principal amount of Class C  notes with a coupon of 5.59% and a stated maturity date in October 2033 (the “Class C Notes”); $199,810,000 initial principal amount  of Class D notes with a coupon of 6.82% and a stated maturity date in April 2034 (the “Class D Notes”); and $61,580,000 initial principal amount of Class E notes with a coupon of 6.82% and a stated maturity date in April 2035 (the “Class E Notes” and collectively with the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “2014-A Notes”).   The 2014-A Notes were issued pursuant to an Indenture dated as of October 3, 2014 among the Co-Issuers, Springleaf Finance, Inc. (“SFI”), as servicer, Wilmington Trust, National Association, as loan trustee, Wells Fargo Bank, National Association, as paying agent and note registrar, and U.S Bank National Association, as indenture trustee (the “Indenture”).

The Co-Issuers sold the 2014-A Notes for approximately $2.55 billion after the price discount but before expenses.  The Co-Issuers used the proceeds from the 2014-A Notes to repay in full on October 3, 2014 the SpringCastle Funding Asset-backed Notes 2013-A (the “2013-A Notes”), which were issued by the Co-Issuers on April 1, 2013. At September 30, 2014, the unpaid principal balance of the 2013-A Notes was $1.46 billion with a weighted average coupon of 3.8%. The Class A and Class B 2013-A Notes had stated maturity dates in April 2021 and December 2024, respectively.

On October 3, 2014, Springleaf Acquisition Corporation (“SAC”), a wholly owned subsidiary of Springleaf Finance Corporation (“SFC” or, collectively with its subsidiaries, the “Company”), purchased $231,700,000 initial principal amount of the Class C Notes and $130,810,000 initial principal amount of the Class D Notes. The Co-Issuers retained the Class E Notes.

SpringCastle America, LLC (“SC America”) holds a 100% equity interest in SC America Funding, SpringCastle Credit, LLC (“SC Credit”) holds a 100% equity interest in SC Credit Funding and SpringCastle Finance, LLC (“SC Finance” and collectively with SC America and SC Credit, the “Member LLCs”) holds a 100% equity interest in SC Finance Funding.  SpringCastle Holdings, LLC (“SC Holdings”), a wholly owned subsidiary of SAC, certain affiliates of New Residential Investment Corp. (“NRZ”), and BTO Willow Holdings, L.P. (“Blackstone”), an affiliate of Blackstone Tactical Opportunities Advisors L.L.C., hold equity interests of 47%, 30% and 23%, respectively, in the Member LLCs.   SAC is a wholly owned subsidiary of SFC and was formerly a wholly owned subsidiary of SFI, the parent of SFC, until SFI contributed 100% of SAC’s capital stock to SFC on July 31, 2014.  Springleaf Financial Holdings, LLC, an entity controlled by a private equity fund managed by Fortress Investment Group LLC (“Fortress”), owns approximately 75% of the outstanding common stock of Springleaf Holdings, Inc. (“SHI”).  SFI is a direct wholly owned subsidiary of SHI and SFC is an indirect wholly owned subsidiary of SHI.  NRZ is managed by an affiliate of Fortress.

The 2014-A Notes are collateralized by the loan portfolio acquired from HSBC Finance Corporation and certain of its affiliates on April 1, 2013 (the “SpringCastle Portfolio”), which also collateralized the 2013-A Notes.  As of August 31, 2014, the SpringCastle Portfolio consisted of 295,633 finance receivable accounts with an unpaid principal balance of $2.74 billion and includes unsecured loans and loans secured by subordinate residential real estate mortgages.

The above description of the 2014-A Notes is qualified in its entirety by reference to the Indenture, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

AMENDMENT TO THE COMMITMENT LETTER

The information set forth in Item 2.01 with respect to the amendment to the Commitment Letter (as defined below) is incorporated herein by reference.

Item 2.01                                         Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Company’s Form 10-Q for the quarter ended June 30, 2014 (the “Second Quarter 10-Q”) filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2014, on August 6, 2014, SFC, an indirect wholly owned subsidiary of SHI and the Depositors (as defined below) entered into a commitment letter and a letter agreement (the “Commitment Letter”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”) pursuant to which Credit Suisse committed to purchase from the Company the following:

(i) The following securitization interests (the “Securitization Assets Sale”):

(a)         Certain mortgage-backed notes (the “Notes”) and trust certificates (together with the Notes,  the “Securities”) issued by Springleaf Mortgage Loan Trust 2011-1, Springleaf Mortgage Loan Trust 2012-1, Springleaf Mortgage Loan Trust 2012-2, Springleaf Mortgage Loan Trust 2012-3, Springleaf Mortgage Loan Trust 2013-1, Springleaf Mortgage Loan Trust 2013-2 and Springleaf Mortgage Loan Trust 2013-3 (each, a “Trust” and the issuance of the Securities by each Trust, a “Springleaf Transaction”) from Eighth Street Funding LLC, Eleventh Street Funding LLC, Twelfth Street Funding LLC, Fourteenth Street Funding LLC, Fifteenth Street Funding LLC, Seventeenth Street Funding LLC and Nineteenth Street Funding LLC, each an affiliate of SFC (collectively, the “Depositors”), and SFC (the “Securities Sale”).

(b)         Rights to receive any funds remaining in the reserve account established for each Springleaf Transaction (each, a “Reserve Account” and, together with the Securities, the “Securitization Assets”) in accordance with the terms of the related transaction documents (the “Reserve Accounts Sale”).

(c)          The right to exercise an optional termination of each Springleaf Transaction (other than Springleaf Mortgage Loan Trust 2013-3) pursuant to the terms of the related indenture. With respect to the Springleaf Mortgage Loan Trust 2013-3, SFC agreed to cause Nineteenth Street Funding LLC, as Depositor, to sell and transfer to Credit Suisse all of its rights to exercise an optional termination of Springleaf Mortgage Loan Trust 2013-3.

(d)         Certain related rights, as described in the Second Quarter 10-Q.

(ii) Certain performing and non-performing mortgage loans (the “Whole Loans”) with an unpaid principal balance of approximately $1.7 billion as of June 30, 2014 from certain subsidiaries of SFC, subject to completion of due diligence and satisfaction of certain other conditions.

As previously disclosed in the Company’s Form 8-K filed with the SEC on September 5, 2014 (the “September 8-K”), on August 29, 2014, the Company completed the Securitization Assets Sale and the

Company received $1.63 billion of total proceeds. On September 30, 2014, the Company completed the sale of certain of the Whole Loans with an unpaid principal balance of approximately $1.0 billion as of June 30, 2014 (the “September Whole Loan Sales”).  The total proceeds of the September Whole Loan Sales were approximately $795 million (including advances of approximately $1.6 million), of which approximately $675 million was received on September 30, 2014. The remaining proceeds of approximately $120 million are subject to a potential holdback provision (the “Holdback”) of which $40 million is subject to finalization of the terms and conditions of administering the Holdback and the remainder is subject to whether documentation deficiencies are cured within a 60 day period (subject to extension under certain circumstances) subsequent to the closing of the sale. The Company expects to receive substantially all of the remaining proceeds subject to the Holdback within 60 days of the closing date of September 30, 2014.

Credit Suisse continues to perform diligence on the remaining Whole Loans with an unpaid principal balance of approximately $700 million and additional sales may be completed during the fourth quarter of 2014, though there can be no assurances as to what portion of the remaining Whole Loans will be sold or the timing of such sales. On September 30, 2014, SFC and the Depositors (as defined above) entered into an amendment to the Commitment Letter with Credit Suisse which provides for an additional closing date of November 15, 2014 or such other date as the parties shall mutually agree. At this time, the Company is unable to estimate the unpaid principal balance of the remaining Whole Loans that will be sold pursuant to the Commitment Letter (as amended) or the total proceeds to be received in connection therewith.

Credit Suisse and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received or will continue to receive customary fees and commissions for these transactions.

As previously disclosed in the September 8-K, on August 6, 2014, SFC and MorEquity, Inc., a wholly owned subsidiary of SFC (collectively, the “Sellers”) entered into a Mortgage Servicing Rights Purchase and Sale Agreement, dated and effective as of August 1, 2014, with Nationstar Mortgage LLC (“Nationstar”), pursuant to which the Sellers agreed to sell to Nationstar for an aggregate purchase price of approximately $39 million, plus reimbursable servicing advances to be agreed upon by the Sellers and Nationstar, all of their rights and responsibilities as servicer, primary servicer and/or master servicer of the mortgage loans underlying the Sellers’  2011, 2012 and 2013 securitizations (each a “Pool” and collectively, the “Pools”) with an aggregate unpaid principal balance of approximately $5 billion, and Nationstar has agreed to assume on and after the sale date all of the Sellers’ rights and responsibilities as servicer, primary servicer and/or master servicer, as applicable, for each Pool arising and to be performed on and after the sale date, which includes, among other things, the right to receive the related servicing fee on a monthly basis. This transaction is referred to herein as the “MSR Sale”. Investment funds managed by affiliates of Fortress indirectly own a majority of the Company’s and Nationstar’s common stock. Wesley R. Edens and Roy A. Guthrie, members of the Company’s board of directors, also serve as members of Nationstar’s board of directors. The purchase price was determined based on arm’s length negotiations.

The Securitization Assets Sale, the September Whole Loan Sales, and the MSR Sale are collectively referred to as the “Asset Sale”.

Item 2.03                                         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01                                         Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma condensed consolidated financial information of the Company giving effect to the Asset Sale is being filed as Exhibit 99.1 of this Form 8-K and is incorporated herein by reference:

•                  Pro Forma Condensed Consolidated Balance Sheet Information (Unaudited) as of June 30, 2014;

•                  Pro Forma Condensed Consolidated Statement of Operations Information (Unaudited) for the Six Months Ended June 30, 2014; and

•                  Pro Forma Condensed Consolidated Statement of Operations Information (Unaudited) for the Year Ended December 31, 2013.

(d) Exhibits.

Exhibit Number	Description
10.1

Indenture dated as of October 3, 2014 among the SpringCastle America Funding, LLC, SpringCastle Credit Funding, LLC, SpringCastle Finance Funding, LLC, Springleaf Finance, Inc., Wilmington Trust, National Association, Wells Fargo Bank, National Association, and U.S Bank National Association.

99.1	Pro Forma Condensed Consolidated Financial Information (Unaudited).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION
(Registrant)

Date:	October 6, 2014	By	/s/ Minchung (Macrina) Kgil
Minchung (Macrina) Kgil
Executive Vice President and
Chief Financial Officer